UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

P10, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2025

The following information relates to the proxy statement of P10, Inc. (“P10” or the “Company”) filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”), in connection with the 2025 Annual Meeting of Stockholders to be held on June 12, 2025 at 9:00 a.m. local time at 299 Park Avenue, 36th Floor, New York, NY 10171, for the purposes set forth on the Notice of Annual Meeting of Stockholders, and at any adjournment or postponement thereof. All capitalized terms used but not otherwise defined in this Supplement (the “Supplement”) have the meanings ascribed to them in the Proxy Statement.

THIS SUPPLEMENT CONTAINS IMPORTANT INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

This Supplement is being filed solely to correct the number of shares of the Company’s common stock reported as outstanding as of the record date for the Annual Meeting, including any calculations based thereon. This change affects the disclosure as reported on page 3 of the Proxy Statement under the headings “Who is entitled to vote at the meeting?” and “What constitutes a quorum?”, and beginning on page 5 of the Proxy Statement under the heading “Stock Ownership”.

Except as amended by information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement does not reflect any other events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events. From and after the date of this Supplement, any references to the “Proxy Statement” in the proxy materials for the Annual Meeting are to the Proxy Statement as supplemented by this Supplement.

* * * * *

The disclosure on page 3 of the Proxy Statement under the heading “Who is entitled to vote at the meeting?” is hereby replaced in its entirety with the following:

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on April 14, 2025, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 77,487,586 shares of Class A common stock outstanding and 34,620,575 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting. Whether or not you plan to attend the meeting, we encourage you to fill out and return the proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

A list of stockholders will be available at our headquarters at 4514 Cole Ave, Suite 500, Dallas, TX 75205 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any stockholder.

The disclosure on page 3 of the Proxy Statement under the heading “What constitutes a quorum?” is hereby replaced in its entirety with the following:

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were 77,487,586 shares of Class A common stock outstanding and 34,620,575 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting, and therefore holders of common stock representing 211,846,669 combined voting power will constitute a quorum.

The disclosure beginning on page 5 of the Proxy Statement under the heading “Stock Ownership” is hereby replaced in its entirety with the following:

Stock Ownership

Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common stock for the following:

•	Each stockholder known by us to beneficially own more than 5% of our common stock based solely on P10’s review of filings with the SEC pursuant to Section 13(d) or Section 13(g) of the Exchange Act;

•	Each of our directors and director nominees;

•	Each named executive officer listed in the Summary Compensation Table in “Executive Compensation”; and

•	All directors, director nominees and executive officers as a group.

All information is as of the record date, April 14, 2025, except as noted otherwise. On such date, there were 77,487,586 shares of Class A common stock outstanding with the right to one vote per share on each matter to come before the meeting, 34,620,575 shares of Class B common stock outstanding with the right to ten votes per share on each matter to come before the meeting, and all outstanding shares have a combined voting power of 423,693,336 votes. Unless otherwise provided below, the address for directors, director nominees and executive officers is c/o P10, Inc., 4514 Cole Avenue, Suite 500 Dallas, Texas 75205.

Name of Beneficial Owner	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned	Combined Voting Power and Nature of Class (1)			Percent of Class A	Percent of Class B	Percent of Combined Voting Power
Beneficial Owners of More Than 5% of Any Class
Massachusetts Financial Services Company	4,159,263	(2)	—	4,159,263			5.4%	*	*
River Road Asset Management, LLC	4,855,166	(3)	—	4,855,166			6.3%	*	*
FMR LLC	6,275,646	(4)	—	6,275,646			8.1%	*	*
Kent P. Dauten	6,583,090	(5)	—	6,583,090			8.5%	*	*
The Vanguard Group	4,215,936	(6)	—	4,215,936			5.4%	*	*
RCP Group Holders	2,118,098		17,810,364	180,221,738	(7)		2.7%	51.4%	42.5%
TrueBridge Group Holders	7,645,072		9,750,651	105,151,582	(8)		9.9%	28.2%	24.8%
William F. Souder	815,017		4,261,939	43,434,407	(9)		1.0%	12.3%	10.2%
Directors, Director Nominees and Named Executive Officers
Luke Sarsfield	183,134		—	183,134			*	*	*
Travis Barnes	47,090		13,291	180,000			*	*	*
Tracey Benford	27,848		—	27,848			*	*	*
Stephen Blewitt(15)	—		—	—			*	*	*
Jennifer Glassman(15)	—		—	—			*	*	*
Scott Gwilliam	225,215		631,186	6,537,075	(10)		*	*	*
David M. McCoy (member of the RCP Group Holders)	336,485	(11)	2,517,213	25,508,615			*	7.3%	6.0%
Edwin Poston (member of the TrueBridge Group Holders)	3,255,697		5,351,097	56,766,667	(8	)(12)	4.2%	15.5%	13.4%
Robert B. Stewart Jr.	108,983		13,291	241,893			*	*	*
Amanda Coussens	83,405	(13)	—	83,405			*	*	*
Mark Hood	82,735		—	82,735			*	*	*
All directors, director nominees and executive officers as a group (11 persons)	4,414,796	(14)	8,526,078	89,675,576			5.6%	24.6%	21.1%

*	Less than one percent (1%)

(1)

The amounts reported in this column represent one vote per share of Class A common stock beneficially owned and ten votes per share of Class B common stock beneficially owned, irrespective of whether such beneficial owner reported having voting power over such shares. For details regarding the differences, if any, between the voting and dispositive power over any such shares, please refer to the footnotes accompanying the applicable beneficial owner.

(2)

Information reported is based on Schedule 13G as filed with the SEC on February 14, 2025, on which Massachusetts Financial Services Company: (i) reported beneficially owning and having sole voting and sole dispositive power over an aggregate of 4,159,263 shares of our Class A common stock as of December 31, 2024; and (ii) listed its address as 111 Huntington Avenue, Boston, MA 02199.

(3)

Information reported is based on Schedule 13G/A as filed with the SEC on February 6, 2025, on which River Road Asset Management, LLC: (i) reported beneficially owning an aggregate of 4,855,166 shares of our Class A common stock as of December 31, 2024, of which the reporting person reported having sole voting power over 4,146,607 shares and sole dispositive power over 4,855,166 shares; and (ii) listed its principal business address as 462 S. 4th St., Ste 2000, Louisville, KY 40202.

(4)

Information reported is based on Schedule 13G/A as filed with the SEC on January 8, 2025, on which FMR LLC and Abigail P. Johnson, the director, chairman and chief executive officer of FMR LLC: (i) reported beneficially owning an aggregate of 6,275,645.77 shares of our Class A common stock as of December 31, 2024, of which FMR LLC reported having sole voting power over 6,274,485 shares and each of the reporting persons reported having sole dispositive power over all of the shares; and (ii) listed an address of 245 Summer Street, Boston, MA 02210. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares.

(5)

Information reported is based on the Schedule 13G/A as filed with the SEC on November 6, 2023, on which Kent P. Dauten: (i) reported beneficially owning an aggregate of 6,583,090 shares of our Class A common stock as of October 25, 2023, of which the reporting person may be deemed to have (a) sole voting power over 6,274,938 shares held by a trust of which the reporting person is trustee, and (b) shared voting power over 308,152 shares held by certain trusts of which a member of the reporting person’s immediate family serves as trustee; and (ii) listed his address as 155 N. Wacker Drive, #4150, Chicago, Illinois 60606.

(6)

Information reported is based on Schedule 13G/A as filed with the SEC on February 13, 2024, on which The Vanguard Group: (i) reported beneficially owning an aggregate of 4,215,936 shares of our Class A common stock as of December 29, 2023, of which the reporting person reported having sole voting power over zero shares, shared voting power over 80,313 shares, sole dispositive power over 4,097,521 shares and shared dispositive power over 118,415 shares; and (ii) listed its address as 100 Vanguard Blvd. Malvern, PA 19355.

(7)

Information reported is based on the Schedule 13G/A filed with the SEC on February 14, 2025 and subsequent Form 4 filings by Nell M. Blatherwick, David M. McCoy, Alexander I. Abell, Andrew Rowan Nelson, the Thomas P. Danis Revocable Trust, Prism 1, LLC, Prism 2, LLC, Reserve 2, LLC, the Charles K. Huebner Trust and the Jon I. Madorsky Revocable Trust (collectively, the “RCP Group Holders”), which reported the respective holdings of each member of the RCP Group Holders, and includes 584,813 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days. The Schedule 13G/A filed by the RCP Group Holders listed each reporting person’s address as c/o 4514 Cole Avenue, Suite 500 Dallas, Texas 75205.

(8)

Information reported is based on the Schedule 13G/A as filed with the SEC on February 10, 2025 and subsequent Form 4 filings by Edwin Poston, Mel Williams, MAW Management Co. (of which Mel Williams is the manager), TrueBridge Colonial Fund, u/A dated 11/15/2015 (“TrueBridge Colonial”), The Mel Williams Irrevocable Trust u/a/d August 12, 2015 (the “Mel Trust”), TrueBridge Ascent, LLC (of which Edwin Poston is the manager) and the Edwin A. Poston Revocable Trust (of which Mr. Poston is the sole trustee) (collectively, the “TrueBridge Group Holders”). First Republic Trust Company of Delaware, as trustee of TrueBridge Colonial, may be deemed to beneficially own the securities owned indirectly by TrueBridge Colonial. Alliance Trust Company, as trustee of the Mel Trust, may be deemed to beneficially own the securities owned directly by the Mel Trust. The Schedule 13G/A filed by the TrueBridge Group Holders listed each reporting person’s address as 4514 Cole Avenue, Suite 1600, Dallas, Texas 75205.

(9)

Information reported is based on the Schedule 13G/A as filed with the SEC on February 12, 2025 by William F. Souder and the Souder Family LLC (of which Mr. Souder is the manager). The Schedule 13G listed the principal business address for the reporting persons as 520 Middle Road, Delray Beach, FL 33493. Includes 612,176 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.

(10)

Includes (i) 25,215 shares of Class A common stock held directly by Scott Gwilliam; and (ii) 300,233 shares of Class B common stock held directly by Mr. Gwilliam. Also includes 200,000 shares of Class A common stock held directly by Gwilliam Family Investments LLC, and (ii) 330,953 shares of Class B common stock that are held directly by Gwilliam Family Investments LLC. Mr. Gwilliam is the Managing Member of the Gwilliam Family Investments LLC.

(11)	Includes 122,162 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(12)

Includes: (i) 60,502 shares of Class A common stock that Edwin Poston holds directly; (ii) 2,825,683 shares of Class A common stock and 5,216,646 shares of Class B common stock beneficially owned by TrueBridge Colonial Fund, u/a dated 11/15/2015; (iii) 134,451 shares of Class B common stock beneficially owned by TrueBridge Ascent LLC, of which Mr. Poston serves as manager; and (iv) 521,664 shares of Class A common stock owned by the Edwin A. Poston Revocable Trust, of which Mr. Poston is the sole trustee.

(13)	Includes 6,650 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(14)	Includes 740,988 options to purchase shares of Class A common stock that are currently exercisable or exercisable within 60 days.
(15)	Stephen Blewitt and Jennifer Glassman were appointed to the Board of Directors on April 21, 2025.